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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 6, 1998 included in Gables Residential Trust's (the "Company") Annual Report on Form 10-K for the year ended December 31, 1997, and our report dated May 15, 1998 included in the Company's Current Report on Form 8-K dated April 1, 1998, as amended, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

Atlanta, Georgia
September 25, 1998